UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2024
Proto Labs, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on a Form 8-K filed by Proto Labs, Inc. (the “Company”) on July 24, 2024, on July 22, 2024, Bjoern Klaas, former Vice President and General Manager of the EMEA region, exited his position as vice president and was no longer an executive officer of the Company. On October 1, 2024, Mr. Klaas, the Company and Proto Labs Germany GmbH entered into a Settlement Agreement (the “Settlement Agreement”) that sets forth the mutually agreed upon terms of Mr. Klaas’ separation of service from the Company and Proto Labs Germany GmbH.

Pursuant to the Settlement Agreement, Mr. Klaas’ termination date will be November 30, 2024 (the “Termination Date”). The Settlement Agreement provides that Mr. Klaas will receive the following, pursuant to the terms of the Severance Agreement previously entered into by Mr. Klaas:

•base salary cash severance in the amount of EUR 299,792 (an amount equal to one times Mr. Klaas’ annualized base salary as of the Termination Date), payable following the Termination Date with his salary for his last month of employment;
•a pro rata cash incentive bonus amount under the Company’s short-term incentive plan for the 2024 fiscal year, to be calculated based on performance in accordance with the terms of that plan and prorated based on the time in 2024 that Mr. Klaas was employed, payable no later than March 15, 2025;
•the accelerated vesting of 3,651 stock options and 3,881 restricted stock units (“RSUs”) held by Mr. Klaas,which were calculated pro rata based on time of service and the awards scheduled to vest on the next anniversary of the grant date, with all other stock options and RSUs held by Mr. Klaas to be forfeited; and
•the settlement of shares under the three performance stock unit awards (“PSUs”) held by Mr. Klaas, which will be determined by multiplying the total number of additional PSUs that would otherwise have been determined to have been earned had Mr. Klaas remained employed through the end of the applicable performance period by a fraction, the numerator of which is the number of days he was employed during the performance period and the denominator is the number of days in the performance period, with settlement occurring no later than March 15 following each applicable performance year.

In order to resolve and release the Company from certain post-employment obligations, the Company agreed to waive Mr. Klaas' post-employment non-compete and non-solicitation obligations and pay Mr. Klaas half of his base salary for one year.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement as set forth in Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, fully executed on October 1, 2024 between Proto Labs, Inc., Proto Labs Germany GmbH and Bjoern Klaas
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	October 7, 2024	By:	/s/ Robert Bodor
Robert Bodor
President and Chief Executive Officer